EXCLUSIVE DISTRIBUTION AGREEMENT


                  This EXCLUSIVE DISTRIBUTION AGREEMENT ("Agreement") made as of this 25th day of August, 1998, by and between Vitahealth Scientific, Inc., a New York corporation to be formed (the "Company"), and Virilitec Industries, Inc., a Delaware corporation ("Distributor").

                              W I T N E S S E T H :

                  WHEREAS, the Company and Distributor desire to enter into a relationship whereby Distributor will act as an exclusive distributor for the Company for its nutritional supplement designed to enhance human male sperm count and potency (the "Product"), upon the terms and conditions hereinafter set forth;
                  NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants and conditions hereinafter contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby mutually agree as follows:

                  1. Engagement of Distributor.

                  Subject to the terms and provisions hereof, including without limitation payment of the license fee contained on Schedule A hereto, the Company hereby grants to Distributor the exclusive worldwide right to distribute and sell the Product and Distributer hereby accepts such engagement.

                   2. Term.

                  The term of this Agreement shall be for fifty years from the date hereof, subject to earlier termination as hereinafter provided.

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                   3. Terms of Purchase and Sale of Product.

         3.1 Distributor's agents shall place their orders with respect to the Product directly with the Company's manufacturing facility which is currently located in Jerusalem, Israel. Payment for all orders shall be due and payable by the agents at the time of order placement.

         3.2 If The Company notifies Distributor that an increase in price resulting from any increase in the ex-factory price of the Products affects any order theretofore accepted by the Company, Distributor may cancel said order or accept Product covered thereby at the new price. If The Company does not receive notice of such election within a reasonable time, but no less than 10 business days, the Company may ship such Product at the new price and Distributor shall be deemed to have placed its order at such new price. Each shipment hereunder shall constitute a separate and independent sale. If the terms of sale and payment for any order are not fulfilled, The Company may decline to make further deliveries. No goods shall be returned without the Company's prior written consent.

         3.3 The Company shall sell Product to Distributor in accordance with the price schedule set forth in Schedule B hereto. The Company agrees hereby not to raise the price of the Product more than once every 12 months and that no price increase may exceed 10%. All prices are F.O.B. the purchaser's location unless otherwise specified by Distributor. All amounts payable pursuant to this Agreement shall be paid in United States dollars.

         3.4 The Company shall act as collections agent for Distributor and shall promptly forward to Distributor its portion of the sales proceeds as determined in accordance with Schedule B hereto. Upon reasonable notice and during regular business hours, Distributor shall have the right to periodically

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review the Company's  books and records to ensure that  Distributor is receiving its appropriate fees hereunder.

         3.5 The Company shall not be liable for delay or failure to perform by reason of contingencies beyond its control, including without limitation, acts of God, delays of carriers, vessel or car shortages, accidents, failure of sources of supply of raw materials, power or supplies, or excessive cost thereof, contingencies interfering with the transportation of Product, or by reason of voluntary or involuntary compliance with any law, regulation or any other act of governmental authority. Quantities so affected may be eliminated by the Company from accepted orders without liability.

         3.6 Distributor agrees to meet the following sales quotas:

          * During the 2nd month of production and sales -- at least 22,500 capsules
          *    During months 3-5 -- at least 55,000 capsules per month
          *    During the 6th month -- at least 150,000 capsules
          *    Thereafter, at least 200,000 capsules per month

Beginning January 1, 2000, the monthly sales quota shall increase by 10% and the then existing sales quota shall increase by 10% on January 1 of each year thereafter through the term of this Agreement. In the event the Company is unable to provide Distributor in a timely manner with the amount of capsules necessary for distributor to meet the monthly sales quotas, distributor's sole remedy shall be to terminate the Agreement pursuant to Section 9. In the event Distributor does not meet the monthly sales quotas, either party may terminate the Agreement pursuant to Section 9 with 30 days notice without penalty or financial consequence. The previous sentence notwithstanding, upon Distributor's receipt of the Company's Notice of Termination for not meeting the sales quota, Distributor shall have the right, during the 30 day period, to continue this Agreement on a non-exclusive basis in which case the Company must continue to supply Distributor, as per the terms of this Agreement.

         3.7 Since the Product is in the final stages of reformulation and the Company has not completed construction of its manufacturing facility, the parties agree that the sales quotas stated above shall not begin until the month

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next beginning following the 95th day after execution of this Agreement.  In the event the Product is still not ready after such period, Distributor may terminate this Agreement at any time during the following thirty (30) days unless it agrees to an extension period with the Company, in which event its right to terminate this Agreement pursuant to this provision shall be held in abeyance until the conclusion of such extension period.

          4. Advertising.

         Distributor shall not use any Advertising Materials (as hereinafter defined) without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed. The proposed uses and the proposed duration of use of the Advertising Materials shall be stated by Distributor when submitting the same for approval, and the approval of the Company for any such Advertising Materials shall extend only to the said proposed uses and only for the duration stated. For purposes of this Agreement, the term "Advertising
Materials" shall mean all advertising, promotional, packaging, labeling and display materials used with respect to the Product and all other textual or pictorial material embodying, bearing, depicting or otherwise pertaining to, the name and/or character of the Product.

          5. Certain Agreements and Covenants.

         5.1 Distributor shall devote its best efforts actively to promote, market and distribute the Product at its own expense.

         5.2 Distributor shall not order any item similar to the Product from any other person or entity and shall not itself manufacture, or arrange for the manufacture, directly or indirectly, of any such similar item.

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         5.3  Distributor  shall  not,  during  the  term of this  Agreement  or thereafter, make or permit any of its sales representatives to make, any sales of Product except in accordance with the provisions of this Agreement.

         5.4 The Company shall maintain warehouse stocks of the Product in quantities sufficient for the proper promotion and sale of the Product and to enable it to fulfill all orders promptly.

         5.5 Distributor shall employ an adequate staff of properly trained sales personnel.

         5.6  Distributor   shall  notify  the  Company   immediately  upon  the
occurrence of any event described in Section 9.1 hereof.

         5.7 The Company is the sole owner of the Product and all rights pertaining thereto, having been assigned said rights by the inventor of the Product and that the Company has the full and complete ability and authority to enter into this Agreement.

         6. Rights in Name; Trademark and Copyright Protection.


         6.1 Distributor recognizes that there is great value to the Name of the Product and the goodwill associated therewith; and that nothing contained in this Agreement gives Distributor any interest or property rights therein.

         6.2 Distributor agrees with and covenants to the Company that it will not, during the term of this Agreement or thereafter, directly or indirectly through its subsidiaries or through any other person or entity controlling, controlled by or under common control with Distributor (hereinafter referred to as an "affiliate") or otherwise, (i) assert any interest in or property rights in the name of the Product (the "Name") ; or (ii) adopt or use or register, or attempt to register, as a trademark, service mark, trade name or corporate name or as part of a trademark, service mark, trade name or corporate name, the Name, any term or translation meaning the same thing as the Name, or any word, symbol or picture, or combination thereof, which is confusingly or colorably similar to the Name; or (iii) permit or acquiesce in any of the foregoing activities by any of its subsidiaries, other affiliates, manufacturers, distributors, or customers or any of the employees, officers, shareholders, partners or agents of any of the foregoing.

         6.3 Distributor agrees to place on all Product and all Advertising Materials such copyright notices as shall be specified by the Company, such notices to be sufficient in size, legibility, form, location, number and permanency to comply with all applicable trademark and copyright laws as are in effect at the time of public distribution of the Advertising Materials. When requested by the Company, Distributor also agrees to add to any copyright notice any language or legend requested by the Company to obtain or maintain copyright protection in a particular country. Distributor also agrees that it will not, without the Company's prior written consent, affix to any of the Product or to any Advertising Materials a copyright notice in its own name or in the name of any other person or entity. Distributor's authorization to make public distribution of the Product and all approvals by the Company of Advertising Materials pursuant to Article 4 hereof are expressly conditioned upon Distributor's compliance with this Section 6.3.

         6.4 The Company agrees that at the request of Distributor to cause the appropriate statutory notice of trademark and/or copyright registration to be imprinted wherever the Name is used.

          7. Infringements.

         7.1 When Distributor learns that any person or entity is or may be making unauthorized uses of the Name or any trademarks or copyrights associated therewith, Distributor agrees promptly to give the Company written notice giving full information with respect to the actions by such person or entity.

         7.2 Distributor shall have no right to, and agrees that it will not, make any demands or claims, bring suit, effect any compromises or settlements, permit any infringer to dispose of inventory or continue to use the Name or any trademarks and copyrights associated therewith or take any other action with respect to the infringement or possible infringement of any trademarks or copyrights associated with the Name, in each case without the prior written consent of the Company.

         7.3 Upon such notification pursuant hereto by Distributor of an infringement, the Company at its sole expense, shall promptly take all necessary and reasonable action to prevent such infringement.

          8.  Indemnification.

         8.1 Distributor agrees to defend, indemnify, and hold the Company harmless from any and all claims, liabilities, judgments, penalties, losses, costs, damages, and expenses, including but not limited to, reasonable attorneys' fees and court costs, arising by reason of or in connection with any act under or in violation of this Agreement by Distributor, its subsidiaries or other affiliates, or the employees or agents of any of the foregoing, including but not limited to, the distribution, exploitation, advertising or sale of the Product, but excluding any claims relating to the quality or efficacy of the Product.

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         8.2 The  Company  agrees to  defend,  indemnify,  and hold  Distributor harmless from any and all claims,  liabilities,  judgments,  penalties,  losses,
costs,  damages,  and  expenses,   including  but  not  limited  to,  reasonable
attorneys' fees and court costs, arising by reason of or in connection with the Product, including specifically but without limitation, any claims relating to the quality or efficacy of the Product.

         8.3 With respect to any claims or suits coming within the scope of the foregoing indemnifications:

         (i) The indemnified party shall have the right (but not the obligation) to require the indemnifying party to defend it and to approve any attorney selected to defend it;

         (ii) The indemnified party shall have the right to participate, with such counsel as it shall select, in any suit or claim instituted against it and being defended by the indemnifying party; and

         (iii) The indemnifying party hereby agrees that, with respect to any claim or suit being defended:

               (a) it will keep the indemnified party fully and promptly advised with respect thereto;

               (b) it will not enter into any compromise or settlement of such claim or suit without the prior written consent of the indemnified party; and

               (c) it will promptly pay any judgment or settlement and all other amounts payable by it Distributor pursuant to this
                    Article 8.

          9. Termination.

         9.1 At the Company's option, this Agreement may be terminated, upon its written notice thereof to Distributor (i) upon the breach of any of the terms or provisions hereof by Distributor (provided, however, that, Distributor shall have a period of thirty (30) days after such notification to remedy a breach of any of the terms or provisions hereof if and only if such breach can reasonably be cured within such thirty (30) day period), or (ii) upon the occurrence of any of the following circumstances: (a) Distributor's business is discontinued; (b) Distributor's liabilities exceed its assets; (c) Distributor is unable to pay its debts as they come due or becomes insolvent; or (d) Distributor files a petition for bankruptcy or for reorganization or makes an assignment for the benefit of its creditors or an arrangement pursuant to any bankruptcy, reorganization or similar law or is adjudicated bankrupt or a petition in bankruptcy is filed against Distributor and is not dismissed within 30 days from the date of filing or a receiver is appointed for it or its business.

         9.2 At Distributor's option, this Agreement may be terminated, upon its written notice thereof to the Company (i) upon the breach of any of the terms or provisions hereof by the Company (provided, however, that, the Company shall have a period of thirty (30) days after such notification to remedy a breach of any of the terms or provisions hereof if and only if such breach can reasonably be cured within such thirty (30) day period), or (ii) upon the occurrence of any of the following circumstances: (a) the Company's business is discontinued; (b) the Company's liabilities exceed its assets; (c) the Company is unable to pay its debts as they come due or becomes insolvent; (d) the Company files a petition for bankruptcy or for reorganization or makes an assignment for the benefit of its creditors or an arrangement pursuant to any bankruptcy, reorganization or similar law or is adjudicated bankrupt or a petition in bankruptcy is filed against the Company and is not dismissed within 30 days from the date of filing or a receiver is appointed for it or its business; or (e) a change in control in the Company without Distributor's prior written consent.


         9.3 Any termination pursuant to this Article 9 shall be without prejudice to the rights of either party to monies due or to become due pursuant to this Agreement.

         9.4 Upon the termination of this Agreement by the Company pursuant to the terms hereof, Distributor agrees (i) not to represent to the public or to any of its customers, directly or indirectly, that it is an authorized distributor for the Product, (ii) to refrain from further use of the Name and from any further reference to it, (iii) to refrain from using any designation confusingly or colorably similar to the Name, (iv) to immediately cease the selling and distribution of the Product, except for Product already ordered and paid for, and Distributor agrees to use its best efforts to sell such Product as soon as possible, and (v) to promptly remove and otherwise discontinue the use of all Advertising Materials.

          10. Notices.

         Any notice, demand, request or other communication required or permitted to be given hereunder shall be in writing and shall be deemed effective when hand delivered, or, if mailed, upon having been properly deposited in appropriate mail, postage prepaid, registered or certified mail, return receipt requested (if available), and addressed as set forth in Schedule C hereto. Any party may change its address for purposes of this Agreement by written notice given in accordance herewith.

          11. Miscellaneous.

         11.1 All of the provisions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective permitted successors and assigns; provided, however, that neither party hereto may assign or transfer its interest in this Agreement, or delegate the performance of its duties hereunder, without the prior written consent of the other party.

         11.2 This Agreement (including the Schedules attached hereto) contains the entire agreement between the Company and Distributor concerning the subject matter hereof, and any oral statements or representations or prior written matter with respect thereto not contained in this Agreement shall have no force or effect. In the event of any conflict between the provisions of this Agreement and the provisions contained in any contract or sales order or purchase order form used by the Company or Distributor, the provisions of this Agreement shall control.

         11.3 The parties hereto represent and warrant to each other that they have not dealt with or through any other person or firm who may claim a brokerage or finder's fee with respect to this Agreement.

         11.4 None of the terms hereof may be waived, modified or discharged, except by an instrument in writing specifically referring to this Agreement signed by each of the parties hereto. No failure or delay on the part of either party in exercising any power or right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. All rights and remedies provided for in this Agreement shall be cumulative and in addition to any other rights or remedies such parties may have at law or in equity.

         11.5 In the event of a breach or threatened breach of the terms or covenants of this Agreement by a party hereto, the other party shall, in addition to all other remedies available to it, be entitled to a temporary or permanent injunction, without showing any actual damage, and/or a decree for specific performance, in accordance with the provisions hereof. In any proceeding for an injunction, the responding party agrees that its ability to answer in damages shall not be a bar or be interposed as a defense to the granting of such temporary or permanent injunction against it, that the moving party will not have an adequate remedy at law in the event of any breach hereunder and that it will suffer irreparable damage and injury if the other party breaches any of the provisions of this Agreement.

         11.6 The provisions of this Agreement which place restrictions on certain activities of Distributor after the termination of this Agreement and the agreements in Article 8 shall survive the expiration or termination of this Agreement and shall be enforceable after the termination of this Agreement.

         11.7 In the event that any of the provisions of this Agreement would be held to be invalid, prohibited or unenforceable for any reason unless narrowed by construction, this Agreement shall be construed as if such invalid, prohibited or unenforceable provision had been more narrowly drawn so as not to be invalid, prohibited or unenforceable. If any court construes any of the provisions of this Agreement to be unenforceable because of the duration of such provision or the area covered thereby, such court shall have the power to reduce the duration or area of such provision and, in its reduced form, such provision shall then be enforceable and shall be enforced. In the event any of the provisions contained in this Agreement should be held to be invalid, prohibited or unenforceable, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

         11.8 Distributor is not an employee or agent of, or joint venturer with, or partner of, the Company, but is an independent contractor. Neither party hereto has, nor shall it hold itself out as having, any right, power or authority to create any contract or obligation, either express or implied, on behalf of, in the name of, or binding upon, the other, or to pledge the other's credit, or to extend credit in the other's name, unless the other shall have specifically consented thereto in writing. Each party hereto shall be entitled to receive from the other prompt reimbursement for any legal, accounting or other fees, and such other expenses, as it may reasonably incur in the enforcement of this Agreement or any provision herein contained.

         11.9 The section headings set forth in this Agreement are for convenience of reference only and shall not be considered part of this Agreement in any respect, nor shall they in any way limit or otherwise affect the meaning or interpretation of any of the provisions of this Agreement.

         11.10 The parties hereto understand that the corporate entity defined herein as the "Company" does not exist as of the date of this Agreement and that it will be formed shortly hereafter and that Mr. Moshe Einhorn, the inventor of the Product and the principal of the New York corporation intended to be a party hereto, is not accepting any personal liability hereto and that if the identified name of the corporation is unavailable he shall select another name and all references hereto to the "Company" shall mean the New York corporation so formed on behalf of Mr. Einhorn.

         11.11 This Agreement shall be construed in accordance with and governed by the internal laws of New York, without regard to principles of conflicts of law.

         11.12 This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed in its behalf by its duly authorized signatory or signatories, as of the day and year first above written.

                                                VITAHEALTH SCIENTIFIC, INC.




Attest:                                    By:_________________________________
                                                Authorized Signatory

                                                VIRILITEC INDUSTRIES, INC.




Attest:                                   By:_________________________________
                                                 Authorized Signatory

                            SCHEDULE A - License Fee

                  Distributor will pay an initial non-refundable one-time fee of $8,500 and an annual fee of $10,000 beginning 90 days after the Product is manufactured and ready for delivery to Distributor's agents upon order and then annually thereafter, provided this Agreement has not been terminated, for any reason, prior to the date such payment is due.

                  Distributor will grant the Company stock options to purchase up to 300,000 additional restricted shares of Distributor's common stock for a period of 5 years beginning October 30, 1999 according to the following schedule:

Date Option to be Effective  Amount of Options      Exercise Price (per Share)

       10/30/1999          100,000                    $10.00
        2/29/2000          100,000                    $10.00
       10/30/2000          100,000                    $10.00

                  These options shall vest only in the event the Agreement is still in effect on the date the options are due to be effective. The shares of common stock underlying the options have no registration rights.


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            SCHEDULE B - Price of Product and Proceeds to Distributor

          The Company will sell Product to each of the Distributor's Agents at a price to be determined by Distributor, of which price the Company will retain $1.45 and forward the balance to Distributor.



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                     SCHEDULE C - Addresses for Distribution


Company:

PUT IN VITAHEALTH COMPANY ADDRESS


Distributor:

Viriliec Industries, Inc.
100 Cedarhurst Avenue, Suite 201
Cedarhurst, NY 11516